UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

JAMES CORL

EDWARD GLICKMAN

PETER LINNEMAN

JIM LOZIER

KENNETH SHEA

EGI-CW HOLDINGS, L.L.C.

DAVID HELFAND

SAMUEL ZELL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT NO. 1 TO

SOLICITATION STATEMENT

OF

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

JAMES CORL

EDWARD GLICKMAN

PETER LINNEMAN

JIM LOZIER

EGI-CW HOLDINGS, L.L.C.

DAVID HELFAND

SAMUEL ZELL

This Supplement No. 1 (this “Supplement No. 1”) to the Solicitation Statement (the “Solicitation Statement”) first sent to shareholders of CommonWealth REIT, a Maryland real estate investment trust (“CommonWealth” or the “Company”) on or about January 29, 2014 is being furnished by Corvex Management LP (“Corvex”) and Related Fund Management, LLC (collectively, “we”, “us”, “our” or the “Proposing Shareholders”) in connection with our solicitation of written consents (the “Consent Solicitation”) from the holders of common shares of beneficial interest, par value $0.01 per share (the “Shares”), of the Company, to remove without cause Barry M. Portnoy, Adam D. Portnoy, Joseph L. Morea, William A. Lamkin, Frederick N. Zeytoonjian, Ronald J. Artinian and Ann Logan as trustees of the Company and any other person or persons elected or appointed to the Board of Trustees of the Company (the “Board”) prior to the effective time of this Consent Solicitation (the “Removal Proposal”). We will also solicit proxies to, if the Removal Proposal is successful, elect at the resulting special meeting of shareholders, and at any adjournments, postponements or continuations thereof (the “Special Meeting”), each of the following seven individuals to serve as a trustee of the Company: David Helfand, Samuel Zell, James Corl, Edward Glickman, Peter Linneman, Jim Lozier, and Kenneth Shea (each a “Nominee” and collectively, the “Nominees”) (the “Special Meeting Proposal”). The participants in this Solicitation include the Proposing Shareholders, Related Real Estate Recovery Fund GP-A, LLC, Related Real Estate Recovery Fund GP, L.P., Related Real Estate Recovery Fund, L.P. (“Related Recovery Fund”), RRERF Acquisition, LLC, Keith Meister, Jeff T. Blau, Richard O’Toole, David R. Johnson, EGI-CW Holdings, L.L.C. (“EGI-CW”) and the Nominees (collectively, the “Participants”).

This Supplement No. 1 amends and modifies and should be read in conjunction with the Solicitation Statement. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Solicitation Statement. This Supplement No. 1 is dated February 13, 2014.

If you have any questions regarding your GOLD consent card or need assistance in executing your consent, please contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Shareholders call toll-free: (800) 714-3313

Banks and brokers call: (212) 269-5550

The filing of this Supplement No. 1 with the Securities and Exchange Commission (the “SEC”) shall not be deemed to be a request by the Proposing Shareholders or any other shareholder of the Company for the Company to set a record date for the Consent Solicitation. In accordance with the Arbitration Panel’s November 18 Interim Award, the Proposing Shareholders will submit a request for a record date for the Consent Solicitation to the Company by February 16, 2014. On February 10, 2014 the Company announced that it has set a conditional Removal Proposal Record Date of February 18, 2014.

AGREEMENT WITH EGI-CW

On February 11, 2014 Corvex and Related Recovery Fund entered into an agreement (the “EGI Agreement”) with EGI-CW, a Delaware limited liability company and a wholly-owned subsidiary of EGI Fund (11-13) Investors, L.L.C., which is part of the Equity Group Investments family of companies (“EGI”), a 40+ year old, Chicago-based private investment firm founded by Samuel Zell.

Expanded Slate

Pursuant to the EGI Agreement, our slate of Nominees (the “Slate”) has been increased from five to seven to add: Samuel Zell, Chairman of EGI, and David Helfand, Co-President of EGI. Each of Mr. Zell and Mr. Helfand has also entered into a nominee agreement (each, a “Nominee Agreement” and, collectively the “Z/H Nominee Agreements”) pursuant to which they have agreed to serve as trustees of the Company if elected. In addition, Mr. Zell and Mr. Helfand have agreed that if the Slate is elected to constitute a majority of the Board, they are willing to serve as Chairman of the Board and Chief Executive Officer of the Company, respectively, if so appointed by the new Board of Trustees, subject to good faith negotiation of mutually acceptable employment and compensation arrangements between each of them and the Company. Pursuant to the EGI Agreement, Corvex, Related Recovery Fund and EGI-CW have agreed to only nominate a slate that is publicly committed to effecting the foregoing appointments, subject to their fiduciary duties as trustees.

Options

Pursuant to the EGI Agreement, (A) Corvex has granted to EGI-CW an option (the “Corvex Option”) to purchase from Corvex (i) up to 1,190,476 Shares at a price per Share of $21 and (ii) up to 833,333 Shares at a price per Share of $24; and (B) Related Recovery Fund has granted to EGI-CW an option (the “Related Option” and, together with the Corvex Option, the “Options”) to purchase from Related Recovery Fund (i) up to 1,190,476 Shares at a price per Share of $21 and (ii) up to 833,333 Shares at a price per Share of $24. Each of the Options may be exercised by EGI-CW in whole or in part, at any time and from time to time, (i) commencing on the date that is the earliest of (w) the date immediately following the date of the approval of the Removal Proposal by the Company’s shareholders in the related consent solicitation, (x) the date that is eight business days prior to the announced or anticipated expiration of any Qualified Tender Offer or the announced or anticipated closing of any Qualified Sale Transaction, (y) the date that is five business days prior to the date on which Corvex or Related Recovery Fund propose to sell, dispose of or otherwise transfer more than 5% of the Shares it beneficially owns as of the date of the EGI Agreement to a person or entity that is not an affiliate thereof (provided that Corvex and Related Recovery Fund shall give EGI-CW written notice on such fifth business day prior to such sale, disposition or transfer), and (z) the date on which Corvex and Related Recovery Fund first publicly announce that they do not intend to continue to pursue the replacement of the current Board, or, if earlier, the date on which they cease all meaningful efforts to replace the current Board, and (ii) continuing until the 60th calendar day following the date on which the Slate, including Mr. Zell and Mr. Helfand, is duly elected by the shareholders of CommonWealth, Mr. Zell is duly elected as Chairman of the Board of the Company and Mr. Helfand is duly appointed Chief Executive Officer of the Company (collectively, the “New Board Election”) and all court, arbitral and other challenges to such elections and appointment have been finally and favorably resolved in favor of the Slate, Mr. Zell and Mr. Helfand, respectively (the “Option Period”). The Options will terminate at the earliest of (i) the expiration of the Option Period and (ii) at such time as (x) either of the Z/H Nominee Agreements is terminated pursuant to its terms or (y) a Qualified Tender Offer or Qualified Sale Transaction is consummated. “Qualified Tender Offer” means any tender or exchange offer by any person for at least a majority of the outstanding Shares. “Qualified Sale Transaction” means any merger or consolidation transaction involving the Company.

Voting Undertaking

Pursuant to the EGI Agreement, each of Corvex and Related Recovery Fund have agreed to, within one business day following the New Board Election, deliver to the new Board of Trustees of CommonWealth an undertaking that provides that for a period of one year following the date of the New Board Election, each of Corvex and Related Recovery Fund will cause with respect to Shares they or any of their Covered Entities beneficially own, (a) as of the record date for each meeting of shareholders of the Company, to be present for quorum purposes and to be voted at each such shareholder meeting or at any adjournments or postponements thereof, in favor of all actions recommended by the Board in its definitive proxy statement for such shareholder meeting; and (b) as of the record date for any proposed action by written consent, to consent to all actions recommended by the Board in its definitive consent solicitation statement and to take no action with respect to shareholder proposals not recommended by the Board. “Covered Entities” with respect to any party, means such party’s controlled affiliates, and any of such party’s and such party’s controlled affiliates’ respective investment funds, managed accounts or other investment vehicles managed or advised by them, provided, however, that in no event shall any person be deemed to be a Covered Entity solely because another person serves as a director, trustee or officer of such person.

Purchase of Securities

Pursuant to the EGI Agreement, and except for shares beneficially owned by Corvex and Related Recovery Fund as of the date of the EGI Agreement, neither Corvex, Related Recovery Fund or EGI-CW shall, directly or indirectly, including, without limitation, through any of their Covered Entities, and each of Corvex, Related Recovery Fund and EGI-CW shall cause its affiliates not to, (i) beneficially own, purchase or otherwise hold or acquire, or propose or offer to purchase or acquire, any Company Securities or any interests or rights in respect of any Company Securities, or (ii) enter into any agreement, arrangement or understanding with any person (other than an affiliate) in connection with the holding, voting or disposition of Company Securities. Notwithstanding the foregoing, Corvex and Related Recovery Fund (together with their Covered Entities) may purchase or otherwise acquire common shares, so long as the total aggregate number of Shares they beneficially own is less than 9.8% of the total number of outstanding Shares. “Company Securities” means, collectively, the Shares and any other equity or debt securities of the Company, or other securities convertible into or exchange for equity or debt securities of the Company.

Indemnification

Pursuant to the Z/H Nominee Agreements and the EGI Agreement, Corvex and Related Recovery Fund will, among other things, indemnify EGI-CW, Mr. Zell and Mr. Helfand against certain potential liabilities. Such indemnification provisions only cover Mr. Zell and Mr. Helfand’s service as a Nominee and not, if elected, as a trustee of the Company.

Termination

Each of the Z/H Nominee Agreements shall terminate upon the earliest of (i) 11:59 p.m. (New York City time) on May 8, 2016, (ii) such earlier time as may be agreed to in writing by the Nominee, Corvex and Related Recovery Fund and (iii) the delivery by the Nominee of written notice to Corvex and Related Recovery Fund at any time prior to his election to the Board (such notice, a “Withdrawal Notice”), provided, that neither Mr. Zell nor Mr. Helfand may deliver a Withdrawal Notice or otherwise terminate the Z/H Nominee Agreements under clause (iii) either (A) prior to August 10, 2014 or (B) after any of the Options granted pursuant to the EGI Agreement have been exercised, either in whole or in part.

The EGI Agreement will terminate upon the earliest of (i) 11:59 p.m. (New York time) on May 8, 2016, (ii) the delivery of written notice by EGI-CW to Corvex and Related Recovery Fund at any time prior to the New Board Election (provided that such notice may not be delivered, and the EGI Agreement may not be terminated pursuant to clause (ii) either (A) prior to August 10, 2014 or (B) after any of the Options have been exercised, either in whole or in part), (iii) one business day following the New Board Election (provided that the Options will survive termination pursuant to clause (iii) and continue in effect in accordance with their terms), (iv) termination of either of the Z/H Nominee Agreements in accordance with the terms thereof, and (v) such earlier time as may be agreed to in writing by the parties, provided that the indemnification obligations will survive any termination of the EGI Agreement.

ADDITIONAL PROPOSED NOMINEES

The number of trustees of the Company is currently fixed at seven and pursuant to the Company’s Declaration of Trust the Board is classified into three groups. Assuming the adoption of the Removal Proposal, all seven Company Trustees, along with any trustees appointed to the Board prior to the effective time of the Consent Solicitation, will be removed and the Company must promptly call the Special Meeting to elect new trustees. We are seeking your proxy to elect at the Special Meeting, if one occurs, our seven Nominees — James Corl, Edward Glickman, Peter Linneman, Jim Lozier, Kenneth Shea, David Helfand and Samuel Zell — to the Board to be divided as follows:

•	the Group I trustees will be James Corl and Edward Glickman, and their term will expire at the annual meeting of shareholders to be held in 2014;

•	the Group II trustees will be Peter Linneman, Jim Lozier and Kenneth Shea, and their term will expire at the annual meeting of shareholders to be held in 2015; and

•	the Group III trustees will be Samuel Zell and David Helfand, and their term will expire at the annual meeting of shareholders to be held in 2016.

If elected, the Nominees intend to pursue the immediate amendment of the Declaration of Trust to declassify the Board and permanently opt-out of Section 3-803 of the Maryland Unsolicited Takeovers Act. Such amendment is subject to approval by the shareholders. Until the time such amendment is approved by shareholders, the Nominees would be divided into three classes as currently required by the Company’s Declaration of Trust.

Set forth below are the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments and directorships for the past five years of David Helfand and Samuel Zell, as of December 31, 2013.

Name and Business Address	Age	Principal Occupation for Past Five Years and Directorships

David Helfand Two North Riverside Plaza, Suite 600 Chicago, IL 60606	49

David Helfand has served as Co-President at EGI, the private investment firm founded by Samuel Zell, since January 2012. Prior to that he was the President of Helix Funds, a company he founded in 2004, where he oversaw the acquisition, management and disposition of more than $2.2 billion in real estate assets. While at Helix, Mr. Helfand also served as the Chief Executive Officer of American Residential Communities. Mr. Helfand has also served as Executive Vice President and Chief Investment Officer of Equity Office Properties Trust (“EOP”), a real estate investment trust primarily focused on office buildings. During his tenure at EOP, Mr. Helfand supervised approximately $12 billion of investment activity, including EOP’s mergers with Cornerstone Properties and Spieker Properties. Mr. Helfand also served as the Chief Executive Officer of Equity Lifestyle Properties and as a Managing Director of Equity International, a private investment firm focused on building real estate-related businesses in international emerging markets.

We believe that Mr. Helfand is qualified to serve as a Trustee of the Company based upon, among other things, his experience and knowledge of the real estate industry and his demonstrated leadership and management abilities.

Samuel Zell Two North Riverside Plaza, Suite 600 Chicago, IL 60606	72

Samuel Zell is the Chairman of Equity Group Investments, the private investment firm he founded more than 40 years ago. Mr. Zell is also the Founder and Chairman of Equity International, a private investment firm focused on building real estate-related businesses in international emerging markets. Since 1985, Mr. Zell has served as Chairman of Anixter International, a global supplier of communications and security products. Since 1993, Mr. Zell has been Chairman of Equity Residential, a real estate investment trust that owns and operates multifamily properties. Since 1995, Mr. Zell has been Chairman of Equity LifeStyle Properties, a manufactured home community REIT. Since 2005, Mr. Zell has been Chairman of Covanta Holding Corporation, an international leader in converting waste to energy.

Mr. Zell served as Chairman of Capital Trust, Inc., a real estate finance company, from 2003 to 2012. Mr. Zell served as Chairman of Tribune Company, a media conglomerate, from December 2007 to December 2012, and as the company’s Chief Executive Officer from December 2007 to December 2008. In December 2008, the Tribune Company filed for protection under Chapter 11 of the Bankruptcy Code. Mr. Zell was Chairman of Equity Office Properties Trust from July 1997 to February 2007. Mr. Zell was the Chairman of Rewards Network, a dining loyalty program company, from 2002 to 2005.

Mr. Zell’s investments, as well as his leadership and governance experience, span continents and industries including, real estate, energy, logistics, transportation, media, and health care, among others. He has a strong track record of stewarding companies to maximize their potential and value. This experience, including Mr. Zell’s service as a director on numerous public company boards, lead us to conclude that Mr. Zell is superbly qualified to serve as a Trustee of the Company.

Other than as disclosed in this Supplement No. 1 or provided in the EGI Agreement or Z/H Nominee Agreements, Mr. Helfand and Mr. Zell do not have any contract, arrangement, or understanding with the Company or with any person with respect to the Company securities or any financial interest concerning the Company. Mr. Helfand and Mr. Zell do not own, beneficially or of record, any securities of the Company. In the event Mr. Zell or Mr. Helfand were to acquire Shares of the Company, they may be deemed to be a member of a “group” for the purposes of Rule13d-5(b)(1) of the Exchange Act, with respect to the Shares owned by the member of the “group”, including the 11,360,154.441 Shares which may be deemed to be beneficially owned by the Proposing Shareholders.

Mr. Zell and Mr. Helfand have consented to being named as a nominee in this Solicitation and have confirmed their willingness to serve on the Board if elected.

We do not expect that any of our Nominees will be unable to stand for election, but, in the event that any such person is unable to serve or for good cause will not serve, the Shares represented by the GREEN proxy card will be voted for substitute nominees, to the extent this is not prohibited under the Bylaws and applicable law, in each case in light of the specific facts and circumstances surrounding such substitution. We reserve the right to nominate additional persons if the Company increases the size of the Board. In the event that any additional person is nominated by the Participants as a result of any such increase in the size of the Board then such person will be named and information regarding such person will be provided to shareholders in a proxy supplement and revised proxy card disseminated at that time.

ADDITIONAL PARTICIPANT INFORMATION

The following table sets forth information with respect to each purchase and sale of securities of the Company that was effectuated by EGI-CW or its affiliates during the past two years. Unless otherwise indicated, all transactions were effectuated in the open market and the table excludes commissions paid in per share prices.

Trade Date	Number of Shares Purchased (Sold)	Price per Share ($)

January 23, 2014	192,158	23.53
February 7, 2014	(192,158)	25.50

EGI-CW is a Delaware limited liability company and a wholly-owned subsidiary of EGI Fund (11-13) Investors, L.L.C., an EGI company. The principal business address of EGI-CW is Two North Riverside Plaza, Suite 600, Chicago, IL 60606. The primary business of EGI-CW is real estate-related investments.

Except as set forth in this Supplement No. 1 (i) during the past ten years, EGI-CW, Mr. Helfand and Mr. Zell have not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) EGI-CW, Mr. Helfand and Mr. Zell do not directly or indirectly beneficially own any securities of the Company; (iii) EGI-CW, Mr. Helfand and Mr. Zell do not own any securities of the Company which are owned of record but not beneficially; (iv) EGI-CW, Mr. Helfand and Mr. Zell have not purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by EGI-CW, Mr. Helfand or Mr. Zell is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) EGI-CW, Mr. Helfand and Mr. Zell are not, and within the past year have not been, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of EGI-CW, Mr. Helfand or Mr. Zell owns beneficially, directly or indirectly, any securities of the Company; (viii) EGI-CW, Mr. Helfand and Mr. Zell do not own beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) none of EGI-CW, Mr. Helfand or Mr. Zell or any of its or his associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) none of EGI-CW, Mr. Helfand or Mr. Zell or any of its or his associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) none of EGI-CW, Mr. Helfand or Mr. Zell or any of its or his associates have a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Supplement No. 1. Except as set forth in this Supplement No. 1, there are no material proceedings to which EGI-CW, Mr. Helfand or Mr. Zell or any of its or his associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to Mr. Helfand and Mr. Zell none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) has occurred during the past ten years. Certain affiliates or associates of EGI-CW, Mr. Zell or Mr. Helfand may be or have been parties to past, current or proposed transactions with the Company or one of its subsidiaries, none of which were, are or are reasonably expected to be, material to the Company and its subsidiaries. In addition, Mr. Zell or Mr. Helfand have had or may have discussions with officers or employees of EGI regarding possible future employment by the Company or one of its subsidiaries if the Removal Proposal and the Special Meeting Proposal are successful.

GREEN CARD

[FORM OF PROXY CARD]

SPECIAL MEETING OF SHAREHOLDERS

OF

COMMONWEALTH REIT

THIS SOLICITATION IS BEING MADE BY CORVEX MANAGEMENT LP, KEITH MEISTER, RELATED FUND MANAGEMENT, LLC, RELATED REAL ESTATE RECOVERY FUND GP-A, LLC, RELATED REAL ESTATE RECOVERY FUND GP, L.P., RELATED REAL ESTATE RECOVERY FUND, L.P., RRERF ACQUISITION, LLC, JEFF T. BLAU, RICHARD O’TOOLE, DAVID R. JOHNSON, EGI-CW HOLDINGS, L.L.C., DAVID HELFAND, SAMUEL ZELL, JAMES CORL, EDWARD GLICKMAN, PETER LINNEMAN, JIM LOZIER AND KENNETH SHEA

THIS SOLICITATION IS NOT BEING MADE BY OR ON BEHALF OF COMMONWEALTH REIT

The undersigned, a shareholder of record of CommonWealth REIT (the “Company”), hereby appoints and constitutes each of Keith Meister and Richard O’Toole (acting alone or together) as proxies, with full power of substitution in each, to represent the undersigned at any special meeting of shareholders of the Company, called for the purpose of electing new trustees to the Company’s board of trustees (the “Board”) in the event the proposal to remove the trustees of the Company by written consent is approved, and at any adjournments, postponements or continuations thereof (the “Special Meeting”), to vote all common shares of beneficial interest, par value $0.01 per share, held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting, and to otherwise represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personal present.

1.	The election of David Helfand, Samuel Zell, James Corl, Edward Glickman, Peter Linneman, Jim Lozier and Kenneth Shea as trustees of the Company (the “Nominees”). This proposal is contingent upon the success of the written consent solicitation to remove the trustees of the Company.

☐	☐	☐
FOR	AGAINST	ABSTAIN

INSTRUCTION: TO VOTE “FOR”, “AGAINST” OR “ABSTAIN” FROM VOTING ON THE ELECTION OF ALL THE ABOVE-NAMED NOMINEES, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO APPROVE THE ELECTION OF CERTAIN OF THE ABOVE-NAMED PERSONS, BUT NOT ALL OF THEM, CHECK THE “FOR” BOX ABOVE AND WRITE THE NAME OF EACH SUCH NOMINEE YOU DO NOT WISH ELECTED IN THE FOLLOWING SPACE:

2.	Adjournment of the Special Meeting if a quorum is not present at the time of the Special Meeting or if otherwise necessary to solicit additional proxies to elect the Nominees.

☐	☐	☐
FOR	AGAINST	ABSTAIN

IF NO BOX IS MARKED FOR THE SPECIAL MEETING PROPOSAL OR THE ADJOURNMENT PROPOSAL AND THIS CARD IS PROPERLY SIGNED, DATED AND DELIVERED, THIS PROXY WILL BE VOTED “FOR” THE SPECIAL MEETING PROPOSAL TO ELECT THE NOMINEES, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO VOTE FOR ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED AND “FOR” THE ADJOURNMENT PROPOSAL IF A QUORUM IS NOT PRESENT AT THE TIME OF THE SPECIAL MEETING OR IF OTHERWISE NECESSARY TO SOLICIT ADDITIONAL PROXIES TO ELECT THE NOMINEES.

CORVEX MANAGEMENT LP AND RELATED FUND MANAGEMENT, LLC RECOMMEND THAT YOU VOTE “FOR” THE SPECIAL MEETING PROPOSAL AND THE ADJOURNMENT PROPOSAL.

AT THIS TIME, WE KNOW OF NO OTHER MATTERS THAT WILL BE BROUGHT BEFORE THE SPECIAL MEETING. SHOULD OTHER MATTERS PROPERLY BE BROUGHT BEFORE THE SPECIAL MEETING, INCLUDING ANY PROCEDURAL MATTERS, THIS GREEN PROXY CARD, WHEN DULY EXECUTED, WILL GIVE THE PROXIES NAMED HEREIN DISCRETIONARY AUTHORITY TO VOTE ON ALL SUCH OTHER MATTERS AND ON ALL MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING TO THE MAXIMUM EXTENT THAT THEY ARE PERMITTED TO DO SO BY APPLICABLE LAW.

FOR YOUR PROXY TO BE VALID, IT MUST BE DATED.

Date:

Signature:

Signature (if held jointly):

Title(s):

Please sign exactly as name appears on share certificates or on label affixed hereto. When shares are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign and date. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.